Exhibit 6(i) under Form N-1a
                           Exhibit No. 1 under Item 601/Reg SK


                             DISTRIBUTOR'S CONTRACT

                                   EXHIBIT C

                              RIMCO MONUMENT FUNDS


                     RIMCO MONUMENT PRIME MONEY MARKET FUND
                                 CLASS B SHARES

                 RIMCO MONUMENT U.S. TREASURY MONEY MARKET FUND
                                 CLASS B SHARES


    In consideration of the mutual covenants set forth in the Distributor's Contract dated July 30, 1991 between RIMCO Monument Funds and Federated Securities Corp., RIMCO Monument Funds executes and delivers this Exhibit on behalf of the Funds first set forth in this Exhibit.


    Witness the due execution hereof as of this 1st day of September, 1995.



ATTEST:                            RIMCO MONUMENT FUNDS



 /s/ John W. McGonigle              /s/ Edward C. Gonzales
John W. McGonigle                  Edward C. Gonzales
Secretary                          President
(SEAL)

ATTEST:                            FEDERATED SECURITIES CORP.



/s/ Byron F. Bowman                /s/ Edward C. Gonzales
Byron F. Bowman                    Edward C. Gonzales
Secretary                          Executive Vice President
(SEAL)